Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos.
333-24605, 333-81963, 333-85841, 333-94349, 333-83116, 333-91198, 333-123186, 333-123187, 333-136237, 333-150728, 333-158535, and 333-158536 on the respective Forms S-8 and in Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement No. 333-67928 of International Game Technology of our report dated June 25, 2010, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of IGT Profit Sharing Plan for the year ended December 31, 2009.

/s/ Grant Thornton LLP
Reno, Nevada
June 25, 2010